Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 1, 2001

SI DIAMOND TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

TEXAS
(State or Other Jurisdiction of Incorporation)

1-11602	76-0273345
(Commission File No.)	(I.R.S. Employer Identification No.)

3006 Longhorn Boulevard
Suite 107
Austin, Texas 78758
(Address of Principal Executive Offices)

512/339-5020
(Registrant's Telephone Number, Including Area Code)

Item 5.   Other Events

         On January 1, 2000, FEPET, Inc. ("FEPET"), a wholly owned subsidiary of SI Diamond Technology, Inc., (the "Registrant") entered into an Agreement of Research and Development (the "Agreement") with a Japanese manufacturer of electronic displays (the "Manufacturer"). Pursuant to the Agreement, FEPET and the Manufacturer will jointly develop a new display using FEPET's carbon field emission cathodes and related technology (the "Technology").

As consideration for the Agreement, the Manufacturer will pay FEPET a lump sum of $600,000 within 30 days of the effective date of the Agreement. Upon successful development of the product, FEPET and the Manufacturer will negotiate a non-exclusive license of the Technology to the Manufacturer in exchange for a royalty payment

Item 7.   Financial Statements and Exhibits.

          (c)     Exhibits:

          10.1    Agreement of Research and Development by and between the Registrant's wholly owned subsidiary, FEPET, Inc., and a Japanese manufacturer of electronic displays.

          99.1    News Release dated January 3, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SI DIAMOND TECHNOLOGY, INC. By: /s/ Tracy Vaught Tracy Vaught, Chief Financial Officer

Dated: January 5, 2001